Exhibit 99.2

Euronet Worldwide, Inc.

Pro Form Condensed Consolidated Balance Sheet (unaudited)

As of September 30, 2003

(In thousands of U.S. dollars)

	Historical Euronet Worldwide	Acquisition of Transact	Pro Forma Euronet Worldwide
	(A)	(B), (C)
Assets
Current assets:
Cash and cash equivalents	$12,851	$2,922	$15,773
Restricted cash	43,379		43,379
Trade accounts receivable, net	49,968	1,343	51,311
Other current assets	10,093	1,483	11,576

Total current assets	116,291	5,748	122,039
Property, plant and equipment, net	18,214	747	18,961
Goodwill	63,263	22,983	86,246
All other assets, net	20,671	7,915	28,586

Total assets	$218,439	$37,393	$255,832

Liabilities and Stockholders’ Equity/(Deficit)

Current liabilities	$107,899	$2,190	$110,089
Notes payable	59,383		59,383
All other long term liabilities	8,795	4,676	13,471

Total liabilities	176,077	6,866	182,943

Stockholders’ equity/(deficit):
Common stock and additional paid in capital	159,390	30,527	189,917
Accumulated deficit	(115,635)		(115,635)
Other stockholders’ equity/(deficit)	(1,393)		(1,393)

Total stockholders’ equity	42,362	30,527	72,889

Total liabilities and stockholders’ equity	$218,439	$37,393	$255,832

Euronet Worldwide, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

Nine Months Ended September 30, 2003

(In thousands of U.S. dollars, except share and per share data)

	Historical Euronet Worldwide	Addition of e-pay for the one month ended January 31, 2003	Addition of transact for the nine months ended September 30, 2003		Pro Forma Euronet Worldwide
	(A)	(F)	(C)
Revenues:
ATM network and related revenue	$36,983				$36,983
Prepaid processing and related revenue	86,096	$10,188	$7,818		104,102
Software and related revenue	11,223				11,223

Total revenue	134,302	10,188	7,818		152,308

Operating expenses:
Direct operating costs	86,862	8,221	3,520		98,603
Salaries and benefits	22,633	583	1,588		24,804
Selling, general and admin.	8,263	452	954		9,669
Depreciation and amortization	8,919	304	902	(D)	10,125

Total operating expenses	126,677	9,560	6,964		143,201

Operating income	7,625	628	854		9,107

Other income/(expenses):
Interest income	926	41	1		968
Interest expense	(5,358)		(44)		(5,402)
Gain on Sale of UK ATM Network	18,001				18,001
Equity in income from investee companies	380				380
Foreign exchange loss, net	(5,193)				(5,193)

Total other income (expense)	8,756	41	(43)		8,754

Income from continuing operations before income taxes	16,381	669	811		17,861
Income tax expense	(2,310)	(201)	(307	)(E)	(2,818)

Income from continuing operations	14,071	468	504		15,043
Loss from Disc. Operations, net of tax	(51)				(51)

Net Income	$14,020	$468	$504		$14,992

Income from continuing operations - basic	$0.54				$0.53
Basic weighted average shares outstanding	26,158,391	416,251	1,774,411		28,349,053
Income from continuing operations - diluted	$0.49				$0.49
Diluted weighted average shares outstanding	28,431,142	416,251	1,774,411		30,621,804

Euronet Worldwide, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

Year Ended December 31, 2002

(In thousands of U.S. dollars, except share and per share data)

	Pro Forma As Previously Reported on Form 8K/A -Euronet Worldwide (dated May 2, 2003)	Acquisition of Transact		Pro-forma Euronet Worldwide
	(A)	(C)
Revenues:
ATM network and related revenue	$40,925			$40,925
Prepaid processing and related revenue	54,654	$3,887		58,541
Software and related revenue	17,130			17,130

Total Revenue	112,709	3,887		116,596

Operating expenses:
Direct operating costs	61,954	913		62,867
Salaries and benefits	27,569	1,584		29,153
Selling, general and administrative	8,552	764		9,316
Depreciation and amortization	13,551	991	(D)	14,542

Total operating expenses	111,626	4,252		115,878

Operating Income (Loss)	1,083	(365)		718

Other income/(expenses):
Interest income	524			524
Interest expense	(8,110)	(55)		(8,165)
Loss on facility sublease	(249)	—		(249)
Equity in income/(losses) from investee companies	(38)	—		(38)
Loss on early retirement of debt	(955)	—		(955)
Foreign exchange loss, net	(4,834)	—		(4,834)

Total other income (expense)	(13,662)	(55)		(13,717)

Loss from continuing operations before income taxes and minority interest	(12,579)	(420)		(12,999)

Income tax benefit	2,186	182	(E)	2,368

Loss from continuing operations before minority interest	(10,393)	(238)		(10,631)

Minority interest	51			51

Loss from continuing operations	$(10,342)	$(238)		$(10,580)

Loss from continuing operations - basic	$(0.40)			$(0.39)
Basic weighted average shares outstanding	25,653,632	1,774,411		27,428,043

Euronet Worldwide, Inc.

Notes to the Pro Forma Unaudited Condensed Consolidated Financial Statements

A.	Reflects the historical financial position and results of operations of Euronet. Certain amounts have been reclassified to conform to current presentation and reflect continuing operations. The Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the year ended December 31, 2002 begins with the pro-forma results previously reported on Form 8-K/A filed on May 2, 2003 that gives effect to the sale of Euronet’s U.K. subsidiary (Euronet UK), which closed on January 17, 2003, and the acquisition of e-pay Limited, which closed on February 19, 2003.

B.	To record the acquisition of Transact’s assets and liabilities and to record the consideration paid for the shares of Transact as if the transaction had occurred on September 30, 2003. The following table summarizes the consideration paid for Transact (in thousands of U.S. dollars):

Cash	$17,800
Euronet common stock: 643,048 shares	10,550

Total paid to shareholders	28,350
Transaction costs and share registration fees	676

Total cost of acquisition	$29,026

C.	To record the cash acquired with the purchase of Transact of $.7 million, the total cash of $20.0 million received from the issuance of 1,131,363 shares of common stock in a private placement to facilitate the purchase of Transact, reduced by the total cash paid to shareholders of $17.8 million and transaction costs of $.7 million. Under the purchase method of accounting, the total purchase price is allocated to acquired tangible and intangible assets based on a preliminary estimate of their fair values as determined by management.

Of the total purchase price, $.9 million has been preliminarily allocated to net tangible assets and working capital acquired and approximately $7 million has been allocated to amortizable intangible assets acquired. The depreciation and amortization related to the fair value adjustment to net tangible assets and the amortization related to the amortizable intangible assets are reflected as pro forma adjustments to the unaudited pro forma condensed combined consolidated statements of operations.

Of the total estimated purchase price, approximately $24 million has been allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets.

In accordance with the Statement of Financial Accounting Standards No. 142 – Goodwill and Other Intangible Assets, goodwill and intangible assets with indefinite lives resulting from business combinations completed subsequent to December 31, 2001, will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

D.	Includes amortization of the amortizable intangible assets acquired with the purchase of Transact in the amount of $603,000 for the nine months ended September 30, 2003 and $804,000 for the year ended December 31, 2002. See Note C above.

E.	Includes the income tax benefit of $241,000 for the nine months ended September 30, 2003 and $322,000 for the year ended December 31, 2002, respectively, in connection with amortization expense of the amortizable intangible assets acquired.

F.	To record the results of e-pay in continuing operations for the one month ended January 31, 2003, including the amortization of amortizable intangibles of approximately $150,000 and the related tax benefit of approximately $50,000.